Exhibit 99.1

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

ROBERT DAVYDOV, derivatively on behalf of GRANITE CONSTRUCTION INCORPORATED,

Plaintiff,

v.

JAMES H. ROBERTS, CLAES G. BJORK, PATRICIA D. GALLOWAY, ALAN P. KRUSI, JEFFREY J. LYASH, GADDI H. VASQUEZ, DAVID C. DARNELL, CELESTE B. MASTIN, DAVID H. KELSEY, JAMES W. BRADFORD, JR., MOLLY CAMPBELL, MICHAEL F. MCNALLY, LAUREL J. KRZEMINSKI, JIGISHA DESAI, and M. CRAIG HALL,

Defendants,

   and

GRANITE CONSTRUCTION INCORPORATED,

Nominal Defendant.

: : : : : : : : : : : : : : : : : : : : :	C.A. No. 2021-0415-SG

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF ACTIONS

TO:        ALL PERSONS OR ENTITIES WHO HELD SHARES OF COMMON STOCK OF GRANITE CONSTRUCTION INCORPORATED, EITHER OF RECORD OR BENEFICIALLY, AS OF APRIL 14, 2022.

IF YOU HOLD COMMON STOCK OF GRANITE CONSTRUCTION INCORPORATED FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

The purpose of this Notice is to inform you of (i) the pendency of the above-captioned action (the “Action”), which was brought in the Court of Chancery of the State of Delaware (the “Court”) by a stockholder of Granite Construction Incorporated (“Granite” or the “Company”) asserting claims derivatively on behalf of the Company; (ii) the proposed settlement of the Action and of the related matter, English v. Roberts, No. 3:20-cv- 03116-WHA (N.D. Cal.) (the “Settlement”), subject to Court approval and subject to other conditions of the Settlement being satisfied, as provided for in a Stipulation of Compromise and Settlement dated April 14, 2022 (the “Stipulation”), which was filed with the Court and is publicly available for review; and (iii) your right to participate in a hearing to be held on July 12, 2022, at 10:00 a.m., before the Court at the Court of Chancery Courthouse, 34 The Circle, Georgetown, Delaware 19947 (the “Settlement Hearing”). The purposes of the Settlement Hearing are to determine whether the Court should: (i) approve the proposed Settlement as fair, reasonable, and adequate; (ii) dismiss the Action with prejudice; (iii) enter an Order and Final Judgment approving the Settlement; (iv) approve a petition for an award of attorneys’ fees and expenses to counsel for the plaintiffs in the Action and English v. Roberts, No. 3:20-cv-03116-WHA (N.D. Cal.) (the “English Action,” and together with the Action, the “Actions”); (v) approve a petition for a special award to Plaintiff in the Action and the plaintiff in the English Action; and (vi) hear and determine any objections to the Settlement, plaintiffs’ counsel’s petition for attorneys’ fees and expenses, or to plaintiffs’ petition for a special award.

Questions? Call (877) 884-1057 or visit www.GraniteConstructionDerivativeSettlement.com.	Page 1 of 11

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT OF THE LITIGATION REFERRED TO IN THE CAPTION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. IF THE COURT APPROVES THE PROPOSED SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE FAIRNESS, REASONABLENESS, OR ADEQUACY OF THE PROPOSED SETTLEMENT, AND FROM PURSUING THE RELEASED CLAIMS (AS DEFINED BELOW).

The Stipulation was entered into as of April 14, 2022, by and among (i) Plaintiff Robert Davydov (“Plaintiff”); (ii) the plaintiff in the English Action, Beau English (together with Plaintiff, “Plaintiffs”); Defendants James H. Roberts, Claes G. Bjork, Patricia D. Galloway, Alan P. Krusi, Jeffrey J. Lyash, Gaddi H. Vasquez, David C. Darnell, Celeste B. Mastin, David H. Kelsey, James W. Bradford, Jr., Molly Campbell, Michael F. McNally, Laurel J. Krzeminski, Jigisha Desai, M. Craig Hall (collectively, “Defendants”) and (iii) Nominal Defendant Granite. Plaintiffs, Defendants, and Granite are collectively referred to herein as the “Parties.”

This Notice describes the rights you may have in the Action and pursuant to the Stipulation and what steps you may take, but are not required to take, in relation to the Settlement. If the Court approves the Settlement, the Parties will ask the Court at the Settlement Hearing to enter an Order and Final Judgment dismissing the Action with prejudice in accordance with the terms of the Stipulation.

This Action was brought as a derivative action on behalf of the Company. The benefits of the Settlement will go to the Company. Other than any award by the Court of attorneys’ fees and expenses to Plaintiffs’ counsel or special award to Plaintiffs, monetary payments under the Settlement will go to the Company only.

WHAT IS THE PURPOSE OF THIS NOTICE?

1.            The purpose of this Notice is to explain the Action, the terms of the proposed Settlement, and how the Settlement affects the legal rights of the Company’s stockholders.

2.            In a derivative action, one or more people and/or entities who are current stockholders of a corporation sue on behalf of and for the benefit of the corporation, seeking to enforce the corporation’s legal rights.

3.            As described more fully in paragraphs 40 and 41 below, current stockholders have the right to object to the proposed Settlement, the application by Plaintiffs’ counsel for an award of fees and expenses, and Plaintiffs’ application for a special award. They have the right to appear and be heard at the Settlement Hearing, which will be held before the Honorable Sam Glasscock III on July 12, 2022, at 10:00 a.m., Court of Chancery Courthouse, 34 The Circle, Georgetown, Delaware 19947 or as may be undertaken via a remote proceeding such as Zoom or by telephone. At the Settlement Hearing, the Court will: (a) determine whether the proposed Settlement should be approved as fair, reasonable, and adequate; (b) determine whether the Court should finally approve the Stipulation and enter the Order and Final Judgment as provided in the Stipulation and dismiss the Action with prejudice, thereby extinguishing and releasing the Released Claims; (c) determine whether and in what amount an award of attorneys’ fees (including expenses) should be paid to Plaintiffs’ Counsel; (d) determine whether and in what amount a special award should be paid to Plaintiffs; (e) hear and determine any objections to the Settlement, Plaintiffs’ Counsel’s petition for attorneys’ fees (including expenses), or Plaintiffs’ petition for a special award; and (f) rule on any other matters the Court may deem appropriate.

4.            The Court has reserved the right to adjourn or continue the Settlement Hearing, including consideration of the application by Plaintiffs’ counsel for an award of attorney’s fees and expenses and/or Plaintiffs’ application for a special award, without further notice to you other than by announcement at the Settlement Hearing or any adjournment thereof, or notation on the docket in the Action. The Court has further reserved the right to approve the Settlement, at or after the Settlement Hearing, with such modifications as may be consented to by the Parties and without further notice of any kind.

Questions? Call (877) 884-1057 or visit www.GraniteConstructionDerivativeSettlement.com.	Page 2 of 11

WHAT IS THIS CASE ABOUT? WHAT HAS HAPPENED SO FAR?

THE FOLLOWING RECITATION DOES NOT CONSTITUTE FINDINGS OF THE COURT AND SHOULD NOT BE UNDERSTOOD AS AN EXPRESSION OF ANY OPINION OF THE COURT AS TO THE MERITS OF ANY CLAIMS OR DEFENSES BY ANY OF THE PARTIES. IT IS BASED ON STATEMENTS OF THE PARTIES AND IS SENT FOR THE SOLE PURPOSE OF INFORMING YOU OF THE EXISTENCE OF THE ACTION AND OF A HEARING ON A PROPOSED SETTLEMENT SO THAT YOU MAY MAKE APPROPRIATE DECISIONS AS TO STEPS YOU MAY, OR MAY NOT, WISH TO TAKE IN RELATION TO THIS LITIGATION.

5.            The Company is a publicly traded diversified construction materials and infrastructure construction company. On July 29, 2019, the Company reported its preliminary results for second quarter 2019 and announced that it expected to incur after-tax charges in the range of $104-$108 million on certain infrastructure construction projects. In a press release, Granite stated that the charges were “related to 1) increased project completion costs, which were exacerbated by schedule delays and execution of a significant amount of disputed work, and 2) a recent unfavorable court ruling on a project dispute.” Granite also stated that it would accelerate a strategic review of its Heavy Civil Group “to expedite the Company’s plan to reduce risk and exposure to large, complex projects.”

6.            On August 2, 2019, Granite issued a press release reporting its final second quarter 2019 financial results, including a $106.7 million after-tax charge for certain Heavy Civil Group projects due to unanticipated costs which lowered the project completion percentage and reduced revenue. As a result of the charge, the Company reported a $114.2 million revenue reduction and a net loss of $97.8 million for the second quarter of 2019.

7.            On August 13, 2019, a securities class action, The Police Retirement System of St. Louis v. Granite Construction Incorporated, No. 3:19-cv-04744-WHA (N.D. Cal.) (the “Securities Action”), was filed.

8.            In October 2019, Granite announced a loss of $69.3 million due to an $80.7 million decrease in the profitability of certain Heavy Civil Group projects. In a press release, the Company reported net income of $20.5 million, a year-over-year decline of $35.2 million, and Transportation segment year-to-date gross loss of $65 million, compared to gross profit of $138.4 million the prior year, which resulted from “[c]hallenges related to projects in our Heavy Civil operating group.”

9.            On February 20, 2020, an amended complaint was filed in the Securities Action and, on May 6, 2020, the court in the Securities Action denied a motion to dismiss the amended complaint.

10.            On May 6, 2020, the complaint in the English Action was filed in the United States District Court for the Northern District of California asserting claims against Roberts, Desai, Krzeminski, Bjork, Galloway, Krusi, Lyash, Vasquez, Darnell, Mastin, Kelsey, Bradford, Campbell, and McNally, derivatively on behalf of Nominal Defendant Granite, for breach of fiduciary duties and unjust enrichment, and violation of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, 15 U.S.C. §§ 78j(b), 78t(a), and Rule 10b-5, 17 C.F.R. § 240.10b-5. On June 17, 2020, the English Action was stayed based on the pendency of the Securities Action, with Defendants agreeing to give plaintiff English any documents provided to any stockholder who demanded and received documents under 8 Del. C. § 220 and any documents Granite produced in the Securities Action.

11.            On October 13, 2020, Plaintiff Davydov sent a letter demanding the production of books and records relating to the Company’s projects pursuant to 8 Del. C. § 220. Defendants responded to that demand on November 3, 2020, and, thereafter, produced approximately 5,000 pages of documents to Plaintiff Davydov.

12.            On February 22, 2021, Granite filed a Form 10-K with the SEC for the year ended December 31, 2019 (the “2019 10-K”). In that Form 10-K, the Company restated its financial results for 2017, 2018, and the first three quarters of 2019.

13.            On or about April 26, 2021, the parties in the Securities Action agreed to the terms of a settlement of that action. In a Form 10-Q, filed with the SEC on July 29, 2021, Granite reported that the parties to the Securities Action had entered into a stipulation of settlement to settle that action, subject to court approval, for $129 million in cash, $63 million of which the Company expected to be paid through insurance proceeds with the balance to be funded by Granite. The settlement of the Securities Action received final approval from the federal court on March 17, 2022.

Questions? Call (877) 884-1057 or visit www.GraniteConstructionDerivativeSettlement.com.	Page 3 of 11

14.            On May 12, 2021, Plaintiff Davydov filed the Action in this Court against Defendants, derivatively on behalf of Nominal Defendant Granite, for breach of fiduciary duties, unjust enrichment, and aiding and abetting breach of fiduciary duties.

15.            On July 16, 2021, Defendants filed a motion to dismiss the Action.

16.            Plaintiffs thereafter agreed to permit their respective counsel to work cooperatively to seek a joint resolution of the claims in their respective Actions.

17.            The Parties subsequently agreed to engage in mediation of the Actions with Michelle Yoshida, Esq. of Phillips ADR. Plaintiff Davydov’s time to respond to Defendants’ motion to dismiss was adjourned several times to permit the Parties to pursue the mediation efforts.

18.            On August 17, 2021, the Parties conducted a mediation session with Ms. Yoshida.

19.            The Parties participated in a second mediation session with Ms. Yoshida on October 25, 2021. After that formal mediation session, Ms. Yoshida continued to engage the Parties’ counsel separately.

20.            Defendants produced to Plaintiffs more than 700,000 pages of documents produced to the plaintiff in the Securities Action.

21.            The Parties continued to engage in discussions with Ms. Yoshida and also engaged in direct negotiations, after which the Parties agreed to the terms of the settlement set forth in the Stipulation (the “Settlement”) based on a mediator’s recommendation by Ms. Yoshida.

22.            The Parties executed the Stipulation on April 14, 2022.

WHAT ARE THE TERMS OF THE SETTLEMENT?

23.            Set forth below is a summary of the principal terms of the proposed Settlement, as agreed to by the Parties, subject to the approval of the Court. The following statements are a summary, and reference is made to the Stipulation, which was filed with the Court and is publicly available for review, for a full and complete statement of the terms of the Settlement.

24.            In consideration for the full settlement and release of the Released Claims (as defined below), and subject to the terms and conditions set forth in the Stipulation, Defendants shall cause their insurer(s) to pay a total of seven million, five hundred thousand U.S. dollars and zero cents ($7,500,000.00) in cash (the “Settlement Payment”), within thirty (30) calendar days after entry of the Judgment, into Escrow (the “Settlement Fund”), provided that Plaintiffs’ Counsel has timely provided complete wire transfer information and instructions and a completed IRS Form W-9 in connection with the payment of fees. The later of (i) the date that such payment is made into the Escrow fund or (ii) the date that Plaintiffs’ Counsel has provided complete wire transfer information and a completed IRS Form W-9 shall be the “Defendants’ Payment Date.” The Settlement Fund shall be applied as follows:

a)	To pay all costs and expenses incurred in connection with administering the Escrow, such as escrow fees, costs, and taxes;

b)	To pay to Plaintiffs’ Counsel the Fee Award subject to approval and order of the Court; and

c)	To distribute the balance of the Settlement Fund to Granite, via wire transfer instructions provided by Granite, within fourteen (14) business days after the Effective Date.

Questions? Call (877) 884-1057 or visit www.GraniteConstructionDerivativeSettlement.com.	Page 4 of 11

25.            In further consideration of the full settlement and release of the Released Claims, within thirty (30) days after entry of Judgment, Granite’s Board of Directors (the “Board”) shall adopt resolutions and amend its Bylaws, committee Charters, and other applicable corporate policies to implement the following reforms (the “Reforms”) set forth below, which shall remain in effect for no less than four (4) years (the “Term”):

a)	the Board will adopt a policy whereby no more than three active Chief Executive Officers (“CEOs”) of publicly traded companies, excluding Granite’s CEO, may concurrently serve on the Board unless at least eight members of the Board are not active CEOs of public companies. For avoidance of doubt, if the Board has fewer than three active CEOs of publicly traded companies (not counting Granite’s CEO), then this provision does not apply;

b)	the Audit Committee shall meet at least six (6) times annually, including at least four (4) times annually in executive sessions at which management directors are not present, including prior to filing each quarterly report with the SEC on Form 10-Q and annual report on Form 10-K;

c)	the Audit Committee shall review earnings calls transcripts within thirty (30) days of publication to assess whether public statements at earnings calls by Granite executives match what is known about the Company's financial condition and outlook;

d)	the Audit Committee shall receive and review quarterly reports by management in order to assist in its oversight of the Company's compliance with public reporting requirements, internal risk assessment and internal reporting, and the Company’s compliance with applicable laws and regulations, including those relating to public disclosures about the Company’s business affairs, financial reporting, and risk exposure;

e)	the Audit Committee shall be responsible for considering and investigating and/or taking any other appropriate action to address material compliance issues related to (i) compliance with internal controls or (ii) material violation of federal or state securities laws or breach of fiduciary duty or similar violation identified by management and/or the Risk Committee concerning the Company’s contracts valued by Granite at more than $100,000,000 in estimated revenue for Granite;

f)	no member of the Audit Committee shall serve on the Audit Committee of more than three (3) other public companies;

g)	the Risk Committee shall meet at least six (6) times annually, including at least four (4) times annually in executive sessions at which management directors are not present;

h)	Management will report to the Risk Committee each quarter concerning (i) internal reporting, public disclosures, and necessary disclosures to the Company’s joint venturers or vendors regarding any material risks; and (ii) the status and performance of the Company’s contracts valued by Granite at more than $100,000,000 in estimated revenue for Granite;

i)	the Risk Committee shall promptly report any compliance issues that may have significant financial implications to the Audit Committee, and will advise the Granite Board that such a report has been made;

j)	Granite will agree to retain an independent corporate governance consultant of its own choosing, who will perform a one-time review of the Company’s corporate governance and provide recommendations;

k)	within six (6) months of receiving the independent corporate governance consultant’s review and recommendations concerning the Company’s corporate governance, the Risk Committee shall review the consultant’s recommendations and Granite’s internal controls relating to project risks, and shall report any material issues to the full Board;

Questions? Call (877) 884-1057 or visit www.GraniteConstructionDerivativeSettlement.com.	Page 5 of 11

l)	members of Granite’s Board will be required to attend a course certified or offered by the National Association of Corporate Directors (“NACD”), or a similar educational course for corporate directors, once every three years; and

m)	Granite shall agree to not grant exemptions to the age limit policy, which requires Board members to retire once they reach 72 years of age, for any of the Board members currently named as Defendants in the Actions.

•	In addition to the Reforms, Defendants acknowledge that the matters alleged in the Action were a contributing cause to the Board’s decision to approve the charter of the Company’s new Risk Committee.

•	Defendants do not object to the payment of any attorneys’ fees (including expenses) awarded by the Court to Plaintiffs’ counsel on the funding date, provided that such award does not exceed two million five hundred thousand dollars ($2,500,000.00).

26.            The Company shall pay, or shall cause to be paid, the reasonable and necessary costs and expenses incurred in providing this Notice to the Public Stockholders (the “Notice Costs”).

27.            The Company shall not have any monetary obligation to Plaintiffs, any stockholder of the Company, or Plaintiffs’ counsel, in connection with the Settlement Payment, or any potential award of attorneys’ fees and expenses.

28.            Plaintiffs, Defendants (provided they unanimously agree), and Granite shall each have the right to terminate the Settlement by providing written notice of their election to do so (“Termination Notice”) to the other parties to the Stipulation within thirty (30) calendar days of: (a) the Court’s declining to enter the scheduling order proposed by the parties in any material respect; (b) the Court’s refusal to approve the Stipulation of Settlement or any part of it that materially affects any party’s rights or obligations hereunder; (c) the Court’s declining to enter the Judgment proposed by the parties in any material respect; (d) the U.S. District Court for the Northern District of California’s refusing to dismiss the English Action with prejudice; or (e) the date upon which the Judgment is modified or reversed in any material respect by an appellate court. Neither a modification nor a reversal on appeal of the amount of fees, costs, and expenses awarded by the Court to Plaintiff’s Counsel or of the amount of Special Award to Plaintiff (if a Special Award Application is made and granted by the Court) constitutes a material modification of the Judgment or the Stipulation of Settlement. Similarly, the Court’s granting of a Fee Award that is less than the amount requested by Plaintiffs in the Fee and Expense Application, or the Court’s denial of the Special Award Application or granting of a Special Award that is less than the amount requested by Plaintiffs, does not constitute a material modification of the Judgment or the Stipulation of Settlement.

WHAT ARE THE PARTIES’ REASONS FOR THE SETTLEMENT?

29.            The Settlement set forth in the Stipulation reflects the results of the Parties’ negotiations and the terms of the Stipulation, and an agreement-in-principle was reached only after arm’s-length negotiations, with the assistance of and following a mediator’s proposal from Michelle Yoshida as mediator, among the Parties, all of which were represented by counsel with extensive experience and expertise in stockholder derivative litigation.

30.            Plaintiffs believe that the Released Claims had merit when filed and continue to have merit, and Plaintiffs are settling the Released Claims because Plaintiffs believe that the Settlement will provide substantial value to the Company and its stockholders. Plaintiffs have concluded that the Settlement is fair, reasonable, and in the best interests of the Company and its stockholders, and that it is reasonable to pursue the Settlement based on the terms and procedures outlined in the Stipulation.

31.            Defendants have denied, and continue to deny, that they have committed or threatened to commit any violations of law, breaches of duty, breaches of contract, or other wrongdoing toward the Company, Plaintiffs, or anyone else concerning any of the claims, allegations, or requests for relief set forth in the complaints filed in this Action and/or the English Action.

Questions? Call (877) 884-1057 or visit www.GraniteConstructionDerivativeSettlement.com.	Page 6 of 11

WHAT WILL HAPPEN IF THE SETTLEMENT IS APPROVED? WHAT CLAIMS WILL THE SETTLEMENT RELEASE?

32.            If the Settlement is approved, the Court will enter an order approving the Settlement in accordance with the Stipulation, at which time the Action will be dismissed with prejudice on the merits. The first date by which such order is finally affirmed on appeal or is no longer subject to appeal, and the time for any petition for re-argument, appeal, or review, by leave, writ of certiorari, or otherwise, has expired, constitutes “Final Approval.” Upon receipt of Final Approval, and subject to the conditions set forth in the Stipulation, including the termination provisions set forth in paragraph 28 above, the following releases will become effective:

“Released Claims” means Released Plaintiffs’ Claims and Released Defendants’ Claims.

“Released Defendants’ Claims” means any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues, and controversies of any kind, nature, or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including Unknown Claims, whether based on state, local, foreign, federal, statutory, regulatory, common, or other law or rule (including claims within the exclusive jurisdiction of the federal courts), that arise out of or relate in any way to the institution, prosecution, or settlement of the claims against Defendants in the Actions, except for claims relating to the enforcement of the Settlement. For the avoidance of doubt, the Released Defendants’ Claims do not include claims based on the conduct of the Plaintiffs’ Releasees after the Effective Date.

“Released Plaintiffs’ Claims” means any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues, and controversies of any kind, nature, or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including Unknown Claims, whether based on state, local, foreign, federal, statutory, regulatory, common, or other law or rule (including claims within the exclusive jurisdiction of the federal courts, such as, but not limited to, federal securities claims or other claims based upon the purchase or sale of Granite Shares), that are, have been, could have been, could now be, or in the future could, can, or might be asserted in the Actions or in any other court, tribunal, or proceeding by Plaintiffs or any other Granite stockholder derivatively on behalf of Granite or by Granite directly against any of the Defendants’ Releasees, which, now or hereafter, are based upon, arise out of, relate in any way to, or involve, directly or indirectly, any of the actions, transactions, occurrences, statements, representations, misrepresentations, omissions, allegations, facts, practices, events, claims, or any other matters, things, or causes whatsoever, or any series thereof, that relate in any way to, or could arise in connection with, the Actions (or relate to or arise as a result of any of the events, acts, or negotiations related thereto), including but not limited to those alleged, asserted, set forth, claimed, embraced, involved, or referred to in, or related to the complaints filed in the Action or the English Action, except for claims relating to the enforcement of the Settlement. For the avoidance of doubt, the Released Plaintiffs’ Claims include all of the claims asserted in the Actions, but do not include claims based on conduct of Defendants’ Releasees after the Effective Date.

“Releasees” means Plaintiffs’ Releasees and Defendants’ Releasees.

“Defendants’ Releasees” means Granite, Defendants, defendants in the English Action, and any other current or former officer, director, or employee of Granite, and their respective past, present, or future family members, spouses, heirs, trusts, trustees, executors, estates, administrators, beneficiaries, distributees, foundations, agents, employees, fiduciaries, partners, partnerships, general or limited partners or partnerships, joint ventures, member firms, limited liability companies, corporations, parents, subsidiaries, divisions, affiliates, associated entities, stockholders, principals, officers, directors, managing directors, members, managing members, managing agents, predecessors, predecessors-in-interest, successors, successors-in-interest, assigns, financial advisors, advisors, consultants, attorneys, personal or legal representatives, auditors, accountants, associates, and insurers, co-insurers, and re-insurers.

Questions? Call (877) 884-1057 or visit www.GraniteConstructionDerivativeSettlement.com.	Page 7 of 11

“Plaintiffs’ Releasees” means Plaintiffs, all other Granite stockholders, and any current or former officer or director of any Granite stockholder, and their respective past, present, or future family members, spouses, heirs, trusts, trustees, executors, estates, administrators, beneficiaries, distributees, foundations, agents, employees, fiduciaries, partners, partnerships, general or limited partners or partnerships, joint ventures, member firms, limited liability companies, corporations, parents, subsidiaries, divisions, affiliates, associated entities, stockholders, principals, officers, directors, managing directors, members, managing members, managing agents, predecessors, predecessors-in- interest, successors, successors-in-interest, assigns, financial advisors, advisors, consultants, attorneys, personal or legal representatives, auditors, accountants, and associates.

The releases given by the Released Parties in the Stipulation and Settlement extend to “Unknown Claims,” which means any Released Plaintiffs’ Claims that Granite, Plaintiffs, or any other Granite stockholder does not know or suspect to exist in his, her, or its favor at the time of the release of the Defendants’ Releasees, and any Released Defendants’ Claims that any of the Defendants or any of the other Defendants’ Releasees does not know or suspect to exist in his, her, or its favor at the time of the release of the Plaintiffs’ Releasees, which, if known by him, her, or it, might have affected his, her, or its decision(s) with respect to the Settlement. With respect to any and all Released Plaintiffs’ Claims and Released Defendants’ Claims, the Parties stipulate and agree that Granite, Plaintiffs, and each of the Defendants shall expressly waive, and each of the other Granite stockholders and each of the other Defendants’ Releasees shall be deemed to have waived, and by operation of the Judgment shall have expressly waived, any and all provisions, rights, and benefits conferred by California Civil Code §1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY

and any law of any state or territory of the United States, or principle of common law or foreign law, which is similar, comparable, or equivalent to California Civil Code §1542. Granite, Plaintiffs, and each of the Defendants acknowledge, and each of the other Granite stockholders and each of the other Defendants’ Releasees and Plaintiffs’ Releasees shall be deemed by operation of law to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of the Settlement.

33.            Upon entry of the Judgment, and subject to Granite’s receipt of the balance of the Settlement Fund, Granite, Plaintiffs, and each and every other Granite stockholder, on behalf of themselves and any other person or entity who could assert any of the Released Plaintiffs’ Claims on their behalf, in such capacity only, shall fully, finally, and forever release, settle, and discharge, and shall forever be enjoined from prosecuting, the Released Plaintiffs’ Claims against Defendants and any other Defendants’ Releasees.

34.            Upon entry of the Judgment, and subject to Granite’s receipt of the balance of the Settlement Fund, Defendants and the other Defendants’ Releasees, on behalf of themselves and any other person or entity who could assert any of the Released Defendants’ Claims on their behalf, in such capacity only, shall fully, finally, and forever release, settle, and discharge, and shall forever be enjoined from prosecuting, the Released Defendants’ Claims against Plaintiffs’ Releasees. For the avoidance of doubt, notwithstanding anything to the contrary herein, nothing in the Stipulation is intended to release, and nothing herein shall operate as a release of, any (i) rights, claims, or actions that Granite or any Defendant may have against any insurer for payment of the Settlement amount or (ii) rights, claims, or actions that Granite or any of the Defendants may have with respect to any insurance policy implicated by the actions.

Questions? Call (877) 884-1057 or visit www.GraniteConstructionDerivativeSettlement.com.	Page 8 of 11

35.            Pending Court approval of the Stipulation, the Parties agree to stay any and all proceedings in the Actions other than those incident to the Settlement. Except as necessary to pursue the Settlement and determine a Fee Award, pending final determination of whether the Stipulation should be approved, all Parties to the Actions (including Plaintiffs, the Defendants, and Granite) agree not to institute, commence, prosecute, continue, or in any way participate in, whether directly or indirectly, representatively, individually, derivatively on behalf of Granite, or in any other capacity, any action or other proceeding asserting any Released Claims. Nothing herein shall in any way impair or restrict the rights of any Party to defend the Stipulation or to otherwise respond in the event any Person objects to the Stipulation, the proposed Judgment to be entered, and/or the Fee and Expense Application or Special Award Application.

36.            “Effective Date” means the date that the Judgment, which approves in all material respects the releases provided for in the Stipulation and dismisses the Action with prejudice, becomes final.

HOW WILL THE ATTORNEYS BE PAID?

 37.            Concurrent with seeking final approval of the Settlement, Plaintiffs’ Counsel intend to petition the Court for an award of attorneys’ fees and litigation expenses, which is no greater than two million five hundred thousand dollars ($2,500,000.00) (the “Fee and Expense Application”). Any Fee Award will be paid from the Settlement Fund. Defendants and Granite will not object to or otherwise take any position on the Fee and Expense Application, provided that it does not seek an amount in aggregate in excess of two million five hundred thousand dollars ($2,500,000.00).

38.            Plaintiffs’ Counsel also intend to apply to the Court for a special award to Plaintiffs for the time and expenses they expended in the prosecution of the Actions of up to seven thousand five hundred dollars ($7,500.00) for each of Plaintiff Davydov and Plaintiff English to be payable from the fees and expenses the Court awards to Plaintiffs’ Counsel in connection with the Fee and Expense Application (the “Special Award Application”). Defendants and Granite have not agreed to the Special Award Application, and expressly reserve the right to oppose the Special Award Application.

39.            Any award to Plaintiffs’ Counsel for fees and expenses and any special award to Plaintiffs shall be determined by the Court.

WHEN AND WHERE WILL THE SETTLEMENT HEARING BE HELD? DO I HAVE THE RIGHT TO APPEAR AT THE SETTLEMENT HEARING?

40.            The Court will consider the Settlement and all matters related to the Settlement at the Settlement Hearing. The Settlement Hearing will be held before the Honorable Sam Glasscock III on July 12, 2022, at 10:00 a.m., Court of Chancery Courthouse, 34 The Circle, Georgetown, Delaware 19947, or as may be undertaken via a remote proceeding such as Zoom or by telephone. Any current stockholder who objects to the Settlement, the Attorneys’ Fee and Expense Application by Plaintiffs’ Counsel, or Plaintiffs’ Special Award Application, or who otherwise wishes to be heard, may appear in person or through his, her, or its attorney at the Settlement Hearing and present any evidence or argument that may be proper and relevant; provided, however, that no such person shall be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the Order and Final Judgment to be entered thereon, or the allowance of fees and expenses to Plaintiffs’ Counsel, or otherwise be heard with respect to the matters considered at the Settlement Hearing unless, no later than twenty (20) calendar days before the Settlement Hearing, such person files with the Register in Chancery, Court of Chancery Courthouse, 34 The Circle, Georgetown, Delaware 19947, the following: (a) proof of ownership of the Company’s stock as of April 14, 2022, and continuously to the present; (b) a written and signed notice of the Objector’s intention to appear, which states the name, address, and telephone number of the Objector and, if represented, his, her, or its counsel; (c) a detailed statement of the objections to any matter before the Court; and (d) a detailed statement of all of the grounds thereon and the reasons for the Objector’s desire to appear and to be heard, as well as all documents or writings which the Objector desires the Court to consider.

Questions? Call (877) 884-1057 or visit www.GraniteConstructionDerivativeSettlement.com.	Page 9 of 11

Counsel for Plaintiff Robert Davydov

Seth D. Rigrodsky
Timothy J. MacFall
RIGRODSKY LAW, P.A.

300 Delaware Avenue, Suite 210

Wilmington, DE 19801

Telephone: (302) 295-5310
sdr@rl-legal.com

tjm@rl-legal.com

Counsel for Granite Construction Incorporated and Defendants
Michael A. Pittenger

T. Brad Davey

POTTER ANDERSON & CORROON LLP

Hercules Plaza

1313 North Market Street, 6th Floor

P.O. Box 951
Wilmington, DE 19801

Telephone: (302) 984-6000
mpittenger@potteranderson.com
bdavey@potteranderson.com

Counsel for James H. Roberts

Amy S. Park

O’MELVENY & MYERS LLP

2765 Sand Hill Road
Menlo Park, CA 94025
Telephone: (650) 473-2600

Facsimile: (650) 473-2601
apark@omm.com

Daniel H. Bookin
Sharon M. Bunzel

O’MELVENY & MYERS LLP

Two Embarcadero Center, 28th Floor
San Francisco, CA 94111-3823
Telephone: (415) 984-8700

Facsimile: (415) 984-8701
dbookin@omm.com
sbunzel@omm.com

Counsel for Laurel J. Krzeminski

Hartley M.K. West
DECHERT LLP

One Bush Street, Suite 1600

San Francisco, CA 94104
Telephone: (415) 262-4500

Facsimile: (415) 262-4555
hartley.west@dechert.com

Counsel for Plaintiff Beau English

Lawrence P. Eagel

BRAGAR EAGEL & SQUIRE, P.C.

810 Seventh Avenue, Suite 620

New York, NY 10019

Telephone: (212) 355-4648

eagel@bespc.com

Counsel for Granite Construction Incorporated, Claes G. Bjork, Patricia D. Galloway, Alan P. Krusi, Jeffrey J. Lyash, Gaddi H. Vasquez, David C. Darnell, Celeste B. Mastin, David H. Kelsey, James W. Bradford, Jr., Molly Campbell, Michael F. McNally, and M. Craig Hall Achyut J. Phadke

MUNGER, TOLLES & OLSON LLP

560 Mission Street, Twenty-Seventh Floor
San Francisco, CA 94105-3089
Telephone: (415) 512-4000

Facsimile: (415) 512-4077
achyut.phadke@mto.com

John W. Spiegel (SBN 78935)
Robert L. Dell Angelo (SBN 160409)
MUNGER TOLLES & OLSON LLP

350 South Grand Avenue, Fiftieth Floor
Los Angeles, CA 90071-3426
Telephone: (213) 683-9100

Facsimile: (213) 687-3702
john.spiegel@mto.com

robert.dellangelo@mto.com

Counsel for Jigisha Desai

Michael A. Mugmon

WILMER CUTLER PICKERING HALE & DORR LLP

1 Front Street, Suite 3500
San Francisco, CA 94111
Telephone: (628) 235-1000

Facsimile: (628) 235-1001
michael.mugmon@wilmerhale.com

Questions? Call (877) 884-1057 or visit www.GraniteConstructionDerivativeSettlement.com.	Page 10 of 11

41.            Any such filings with the Court must also be served upon each of the following counsel (by e- service, hand, or overnight mail) such that they are received no later than twenty (20) calendar days prior to the Settlement Hearing.

42.            Any person or entity who fails to object in the manner prescribed above shall be deemed to have waived such objection (including the right to appeal), unless the Court in its discretion allows such objection to be heard at the Settlement Hearing, and shall forever be barred from raising such objection in this Action or any other action or proceeding or otherwise contesting the Settlement and the application for attorneys’ fees (including expenses) and an incentive award to Plaintiffs in the Action or any other proceeding, and will otherwise be bound by the Order and Final Judgment to be entered and the releases to be given.

CAN I SEE THE COURT FILE? WHOM SHOULD I CONTACT IF I HAVE QUESTIONS?

43.            This Notice does not purport to be a comprehensive description of the Action, the allegations related thereto, the terms of the Settlement, or the Settlement Hearing. For a more detailed statement of the matters involved in the Action, you may inspect the pleadings, the Stipulation, the Orders entered by the Court, and other papers filed in the Action at the Office of the Register in Chancery in the Court of Chancery of the State of Delaware, Leonard L. Williams Justice Center (formerly New Castle County Courthouse), 500 North King Street, Wilmington, Delaware 19801, during regular business hours of each business day. If you have questions regarding the Settlement, you may write or call Plaintiffs’ Counsel: Seth D. Rigrodsky, Timothy J. MacFall, RIGRODSKY LAW, P.A., 300 Delaware Avenue, Suite 210, Wilmington, DE 19801, (302) 295-5310.

DO NOT CALL OR WRITE THE COURT OR THE OFFICE OF THE REGISTER IN CHANCERY REGARDING THIS NOTICE.

NOTICE TO PERSONS OR ENTITIES HOLDING RECORD OWNERSHIP ON BEHALF OF OTHERS

Brokerage firms, banks, and other persons or entities who hold shares of the Company’s common stock as record owners, but not as beneficial owners, are directed to either (a) promptly request from the Settlement Administrator sufficient copies of this Notice to forward to all such beneficial owners and after receipt of the requested copies promptly forward such Notices to all such beneficial owners; or (b) promptly provide a list of the names and addresses of all such beneficial owners to the Settlement Administrator, after which the Settlement Administrator will promptly send copies of the Notice to such beneficial owners. If additional copies of the Notice are needed for forwarding to such beneficial owners, any requests for such copies may be made to:

Granite Construction Derivative Settlement
c/o A.B. Data, Ltd.

P.O. Box 173000
Milwaukee, WI 53217

 or
info@GraniteConstructionDerivativeSettlement.com
or

Call toll-free (877) 884-1057

BY ORDER OF THE COURT:

Dated: May 13, 2022
Register in Chancery

Questions? Call (877) 884-1057 or visit www.GraniteConstructionDerivativeSettlement.com.	Page 11 of 11